EXHIBIT 99.1
FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES THIRD QUARTER 2015 RESULTS
AND PROVIDES FUTURE FINANCIAL GUIDANCE

The Woodlands, Texas (November 6, 2015) - TETRA Technologies, Inc. (NYSE:TTI) today announced third quarter 2015 adjusted earnings per share of $0.17, excluding Maritech and other charges, which compares to adjusted earnings of $0.13 per share in the third quarter of 2014, also excluding Maritech, transaction costs, and other charges.

Consolidated GAAP third quarter 2015 earnings per share attributable to TETRA stockholders including Maritech and other charges were earnings of $0.12, which compares to a loss of $(0.13) in the third quarter of 2014.

Highlights include:

•	Record third quarter 2015 adjusted EBITDA and operating income for the Fluids Division (adjusted EBITDA is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in Schedule F).

•
TETRA third quarter free cash flow of $30.2 million(1), excluding $0.8 million of Maritech asset retirement obligation (ARO) expenditures. For the nine months ending September 30, 2015, TETRA free cash flow was $67.3 million, excluding $5.2 million of Maritech ARO expenditures.

•	A $56.8 million reduction in TETRA net debt(2) compared to December 31, 2014, and an improvement in leverage ratio to 2.02x(3), marking the fourth consecutive quarter of improvements.

•	Days sales outstanding of 61, reflecting the Company’s focus on managing working capital.

•	The continued success of our zinc-free heavy completion fluid.

•	Continued reduction in operating expenses through staff reductions and multiple cost management initiatives, including supplier consolidations and price reductions.

(1)	Refer to Schedule G for reconciliation.

(2)	Refer to Schedule H for reconciliation.

(3)
Leverage ratio is defined by TETRA’s credit agreement as outstanding debt plus letters of credit, divided by trailing twelve-month EBITDA excluding unusual charges, Maritech losses, and CSI Compressco distributions.

Third Quarter 2015 Results, Excluding Unusual Charges and Maritech

	Three Months Ended		Change
	September 30, 2015	September 30, 2014	2015 vs. 2014
	(In Thousands, Except per Share Amounts)
Revenue	$304,669	$305,330	—%
Income before taxes(1)	21,117	12,092	75%
Net income attributable to TETRA shareholders(2)	13,829	9,932	39%
Diluted EPS attributable to TETRA shareholders(3)	$0.17	$0.13	31%
Free cash flow	$30,176	$4,204	619%
Adjusted pretax operating margin	6.9%	4.0%	291 bps
Adjusted EBITDA	$75,426	$56,688	33%

(1)	Income before taxes, including unusual charges and Maritech was $15.4 million in the third quarter of 2015 and a loss of $(24.8) million in the third quarter of 2014.

(2)	Net income attributable to TETRA shareholders, including unusual charges and Maritech was $9.8 million in the third quarter of 2015, and a loss of $(10.5) million in the third quarter of 2014.

(3)	Diluted EPS, including unusual charges and Maritech, was $0.12 in the third quarter of 2015, and a loss of $(0.13) in the third quarter of 2014. See Schedule E for details.

Analysis of Third Quarter 2015 Results

Stuart M. Brightman, TETRA's President and Chief Executive Officer, stated, “Our third quarter results were exceptional, following a very strong second quarter, but in an increasingly more challenging market environment. I attribute these results to the continued diversification of our customer base, the introduction of new products into the market, as well as additional actions taken across the organization to react to market conditions.

“Revenues in our Fluids Division for the third quarter of 2015 increased $5.3 million compared to the third quarter of 2014. Adjusted pretax margins for the Division improved $17.0 million versus the third quarter of 2014. These third quarter results are similar to the results of the Division’s second quarter of this year. The number of significant completion fluids-related projects in the third quarter was a major driver of the Division’s outstanding results, and we also saw continued strength in our manufacturing operations, as well as the Division’s international operations. During the quarter, our Gulf of Mexico completion fluids business continued to benefit significantly from the introduction of new products, as well as the acceleration in timing of several projects. Overall, this was a record quarter for the Division in both revenues and profits.

“Excluding the impact of an adjustment for bad debts of $2 million, and VAT charges of $0.9 million in Brazil, our Production Testing Division’s third quarter 2015 pretax earnings were a slight loss. Going forward, we expect the challenging market for Production Testing in the U.S. to continue, and we are continuing to expand our customer base and take the necessary cost actions to minimize the impact.

“For the third quarter of 2015 our Compression Division reported adjusted pretax earnings of $2.1 million, a decrease from the $6.6 million of adjusted pretax earnings reported in the third quarter of 2014. Utilization for compression services trended down during the third quarter, reflecting lower oil and gas wellhead-related activity mainly in lower horsepower applications. On October 20, 2015, CSI Compressco LP declared a distribution of $0.5025 per unit attributable to the third quarter, an increase of 9.2% over the third quarter 2014 distribution.

“Our Offshore Services segment reported adjusted pretax earnings of $5.1 million for the third quarter of 2015. This compares favorably to adjusted earnings of $0.6 million in the third quarter of 2014. In the very challenging offshore Gulf of Mexico market environment, our ability to achieve profitability in the third quarter was almost exclusively driven by the impact of ongoing cost reductions.

“During the third quarter TETRA, excluding the operations of CSI Compressco, had $30.2 million of free cash flow, which includes distributions from CSI Compressco but excludes $0.8 million spent on Maritech asset retirement obligations (see schedule G for a reconciliation to GAAP cash from operations). This result was driven by our cash earnings, as well as minimal capital expenditures during the third quarter of 2015. The third quarter represents our fourth consecutive quarter of improved leverage ratios.”

Divisional revenues, adjusted pretax earnings/(loss), adjusted pretax margins, and adjusted EBITDA for the three months ended September 30, 2015 and September 30, 2014 are summarized in the table below:

Segment Results	Three Months Ended
	September 30, 2015				September 30, 2014
	Revenue	Income Before Taxes(1)	Pretax Margin(2)	Adjusted EBITDA(3)	Revenue	Income Before Taxes(1)	Pretax Margin(2)	Adjusted EBITDA(3)
	(In Thousands)
Fluids Division	$110,587	$33,575	30.4%	$42,295	$105,296	$16,541	15.7%	$24,872
Production Testing Division	28,942	(1,404)	(4.9)%	4,599	50,177	3,426	6.8%	10,889
Compression Division	128,926	10,314	8.0%	31,417	95,897	11,640	12.1%	25,655
Offshore Services segment	37,882	5,083	13.4%	7,962	61,505	601	1.0%	3,977
Eliminations and other	(1,668)	5	(0.3)%	4	(7,545)	3	—	—
Subtotal	304,669	47,573	15.6%	86,277	305,330	32,211	10.5%	65,393
Corporate and other	—	(14,243)		(10,850)	—	(10,154)		(8,705)
Interest expense, net - Compression Division	—	(8,201)		—	—	(4,998)		—
Interest expense, net - TTI, excluding Compression Division	—	(4,011)		—	—	(4,969)		—
Unusual charges and Maritech(4)	475	(5,695)		—	1,041	(36,917)		—
As reported	305,144	15,423	5.1%	75,427	306,371	(24,827)	(8.1)%	56,688

(1)	Segment Income Before Taxes are adjusted. Refer to Schedule F for reconciliation.

(2)
GAAP pre-tax margins for third quarter 2015 are: Fluids Division, 30.0%; Production Testing Division, (15.6)%; Compression Division, 1.6%; and, Offshore Services segment, 12.1%. GAAP pretax margins for third quarter 2014 are: Fluids Division, 15.7%; Production Testing Division, 6.8%; Compression Division, (6.8)%; and, Offshore Services segment, 1.0%. Refer to Schedule B for GAAP dollar amounts.

(3)	Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to the nearest GAAP financial measure in Schedule F.

(4)	Refer to Schedule E for unusual charges and reconciliations.

Unusual and Other Charges and Maritech

During the third quarter of 2015, TETRA incurred $0.4 million of severance expense as staffing levels were adjusted to reflect lower activity levels. Additionally, the Company recorded $2.5 million of allowances for bad debts ($0.5 million for the Offshore Services segment and $2.0 million for the Production Testing Division), and $1.1 million of VAT expenses in Brazil.

Maritech reported a pre-tax loss of $1.6 million in the third quarter of 2015.

Net Debt

At September 30, 2015, the cash and debt positions of TETRA and CSI Compressco LP are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below:

	As of September 30, 2015
	TETRA	CSI Compressco LP
	(In Millions)
Non-restricted cash	$7.2	$18.3

Revolver debt outstanding	65.7	243.0
Current portion of long-term debt	90.4	—
Senior Notes outstanding	175.0	345.3
Net debt	$323.9	$570.0

Future Financial Guidance

Total 2015 free cash flow for TETRA (excluding CSI Compressco but including CSI Compressco distributions) is expected to be in excess of $80.0 million(1), or $1.00 per share, reflecting the Company’s focus on managing working capital, reducing costs, and generating revenue from a broad, diversified customer base. We are expecting GAAP earnings per share for the fourth quarter of 2015 and the first quarter of 2016 to each be a slight loss, reflecting our normal seasonal slowdown in activity and an expected early year-end curtailment of activity by our customers.  However, we expect the Gulf of Mexico projects we benefited from in the second and third quarters of this year to resume in the second quarter of 2016.

(1)	Refer to Schedule G for a reconciliation of free cash flow as of September 30, 2015, to the nearest GAAP measure.

Conference Call

TETRA will host a conference call to discuss third quarter 2015 results today, November 6, 2015, at 10:30 am ET. The phone number for the call is (888) 347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com.

Investor Contacts

TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement
Schedule B: Financial Results By Segment
Schedule C: Consolidated Balance Sheet
Schedule D: Long-Term Debt
Schedule E: Third Quarter Unusual Charges
Schedule F: Non-GAAP Reconciliation to GAAP Financials
Schedule G: Non-GAAP Reconciliation to Free Cash Flow
Schedule H: Reconciliation of TETRA Net Debt

Company Overview and Forward Looking Statements

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NADAQ:CCLP), a master limited partnership.

This press release includes certain statements that are deemed to be forward-looking statements.

Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2015, anticipated benefits from CSI Compressco following the acquisition of CSI in 2014, including increases in cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, including the ability of CSI Compressco to successfully integrate the operations of CSI and recognize the anticipated benefits of the acquisition. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In Thousands)
Revenues	$305,144	$306,371	$872,555	$761,717

Cost of sales, services, and rentals	195,701	238,393	569,755	588,367
Depreciation, amortization, and accretion	38,909	33,234	116,319	78,281
Total cost of revenues	234,610	271,627	686,074	666,648
Gross profit	70,534	34,744	186,481	95,069

General and administrative expense	40,910	37,099	113,651	102,789
Interest expense, net	12,201	9,878	37,427	19,193
Other (income) expense, net	2,000	12,594	3,927	11,091
Income (loss) before taxes and discontinued operations	15,423	(24,827)	31,476	(38,004)
Provision (benefit) for income taxes	4,687	(12,360)	8,997	(17,897)
Net income (loss)	10,736	(12,467)	22,479	(20,107)
Less: net income attributable to noncontrolling interest	(981)	1,930	(2,247)	179
Net income (loss) attributable to TETRA stockholders	$9,755	$(10,537)	$20,232	$(19,928)

Basic per share information:
Net income (loss) attributable to TETRA stockholders	$0.12	$(0.13)	$0.26	$(0.25)
Weighted average shares outstanding	79,219	78,683	79,098	78,506

Diluted per share information:
Net income (loss) attributable to TETRA stockholders	$0.12	$(0.13)	$0.25	$(0.25)
Weighted average shares outstanding	79,792	78,683	79,455	78,506

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In Thousands)
Revenues by segment:
Fluids Division	$110,587	$105,296	$332,850	$327,090
Production Testing Division	28,942	50,177	100,885	136,191
Compression Division	128,926	95,897	358,270	157,676
Offshore Division
Offshore Services	37,882	61,505	85,396	153,076
Maritech	475	1,041	2,375	3,965
Intersegment eliminations	(429)	(6,332)	(3,609)	(13,053)
Offshore Division total	37,928	56,214	84,162	143,988
Eliminations and other	(1,239)	(1,213)	(3,612)	(3,229)
Total revenues	$305,144	$306,371	$872,555	$761,717

Gross profit (loss) by segment:
Fluids Division	$41,704	$25,981	$107,424	$76,645
Production Testing Division	926	8,194	7,703	14,569
Compression Division	22,163	19,871	66,100	40,921
Offshore Division
Offshore Services	7,296	3,833	6,017	3,629
Maritech	(1,331)	(22,743)	(30)	(39,227)
Intersegment eliminations	—	—	—	—
Offshore Division total	5,965	(18,910)	5,987	(35,598)
Corporate overhead and eliminations	(224)	(392)	(733)	(1,468)
Total gross profit	$70,534	$34,744	$186,481	$95,069

Income (loss) before taxes by segment:
Fluids Division	$33,215	$16,541	$83,535	$52,077
Production Testing Division	(4,528)	3,426	(4,961)	379
Compression Division	2,070	(6,562)	5,974	4,104
Offshore Division
Offshore Services	4,576	601	(1,977)	(5,538)
Maritech	(1,649)	(22,969)	(987)	(40,206)
Intersegment eliminations	—	—	—	—
Offshore Division total	2,927	(22,368)	(2,964)	(45,744)
Corporate overhead and eliminations	(18,261)	(15,864)	(50,108)	(48,820)
Total income (loss) before taxes	$15,423	$(24,827)	$31,476	$(38,004)

Please note that the above results by Segment are inclusive of the unusual charges and expenses. Please see Schedule E for details of those unusual charges and expenses.

Schedule C: Consolidated Balance Sheet (Unaudited)

	September 30, 2015	December 31, 2014
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$25,478	$48,384
Accounts receivable, net	203,768	226,966
Inventories	145,457	189,357
Other current assets	36,322	36,144
PP&E, net	1,105,810	1,124,192
Other assets	424,478	443,790
Total assets	$1,941,313	$2,068,833

Current portion of decommissioning liabilities	$17,912	$12,758
Other current liabilities	270,123	366,883
Long-term debt	829,049	844,961
Long-term portion of decommissioning liabilities	42,064	49,983
Other long-term liabilities	28,969	28,647
Equity	753,196	765,601
Total liabilities and equity	$1,941,313	$2,068,833

Note: Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt

TETRA Technologies Inc. and its subsidiaries, excluding CSI Compressco LP and its subsidiaries, are obligated under a bank credit agreement and senior notes, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate bank credit agreement and senior notes, neither of which are obligations of TETRA and its other subsidiaries.

	September 30, 2015	December 31, 2014
	(In Thousands)
TETRA
Bank revolving line of credit facility	$65,700	$90,000
TETRA Senior Notes at various rates	265,000	305,000
Other debt	425	74
TETRA total debt	331,125	395,074
Less current portion	(90,425)	(90,074)
TETRA total long-term debt	$240,700	$305,000

CSI Compressco LP
CCLP Bank Credit Facility	$243,000	$195,000
CCLP 7.25% Senior Notes	345,349	344,961
CCLP total debt	588,349	539,961
Less current portion	—	—
CCLP total long-term debt	$588,349	$539,961
Consolidated total long-term debt	$829,049	$844,961

Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this press release includes the following non-GAAP financial measures for the Company: net debt, consolidated and segment income before taxes, excluding the Maritech segment and unusual charges; Adjusted EBITDA; and free cash flow. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that following the sale of essentially all of Maritech’s oil and gas properties, it is helpful to show the Company’s results excluding the impact of the costs and charges relating to the decommissioning of Maritech’s remaining properties since these results will show the Company’s historical results of operations on a basis consistent with expected future operations. Management also believes that the exclusion of the unusual charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted EBITDA is defined as the Company’s adjusted income before interest, taxes, depreciation, amortization and equity compensation. Adjusted EBITDA is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

Free Cash Flow is a non-GAAP measure that the Company defines as cash from operations, excluding cash settlements of Maritech ARO, less capital expenditures. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;

•	evaluate the capacity of the Company to further invest and grow; and

•	to measure the performance of the Company as compared to its peer group of companies.

Schedule E: Third Quarter Unusual Charges

	Three Months Ended
	September 30, 2015
	Income Before Tax	Tax	Noncont. Interest	Net Income	Diluted EPS
	(In Thousands, Except per Share Amounts)
Adjusted	$21,117	$6,328	$960	$13,829	$0.17
Transaction related costs	—	—	—	—	—
Severance expense	(375)	(106)	21	(290)	—
Allowance for bad debt	(2,570)	(771)	—	(1,799)	(0.02)
Brazil VAT audit	(1,100)	(330)	—	(770)	(0.01)
Deferred tax valuation allowance and other related tax adj.	—	(434)	—	434	—
Maritech profit (loss)	(1,649)	—	—	(1,649)	(0.02)
As reported	$15,423	$4,687	$981	$9,755	$0.12

	September 30, 2014
	Income (Loss) Before Tax	Tax	Noncont. Interest	Net Income (Loss)	Diluted EPS
	(In Thousands, Except per Share Amounts)
Adjusted	$12,092	$177	$1,982	$9,932	$0.13
Transaction related costs	(13,968)	(4,548)	(3,912)	(5,507)	(0.07)
Severance expense	—	(41)	—	41	—
Deferred tax valuation allowance and other related tax adj.	—	(2,672)	—	2,672	0.03
Maritech profit (loss)	(22,969)	(4,481)	—	(18,488)	(0.23)
Other	18	(795)	—	813	0.01
As reported	$(24,827)	$(12,360)	$(1,930)	$(10,537)	$(0.13)

Schedule F: Non-GAAP Reconciliation to GAAP Financials

	Three Months Ended
	September 30, 2015
	Income (Loss) Before Tax, as Reported	Impairments & Unusual Charges	Adjusted Income Before Tax	Interest Expense, Net	Depreciation & Amortization	Stock Option Expense	Adjusted EBITDA
	(In Thousands)
Fluids Division	$33,215	$360	$33,575	$(15)	$8,735	$—	$42,295
Production Testing Division	(4,528)	3,124	(1,404)	4	5,999	—	4,599
Compression Division	2,070	43	2,113	8,201	20,648	455	31,417
Offshore Services Segment	4,576	507	5,083	—	2,879	—	7,962
Eliminations and other	5	—	5	—	(1)	—	4
Subtotal	35,338	4,034	39,372	8,190	38,260	455	86,277
Corporate and other	(18,266)	11	(18,255)	4,011	230	3,163	(10,851)
TETRA excl Maritech	17,072	4,045	21,117	12,201	38,490	3,618	75,426
Maritech	(1,649)	—	(1,649)	—	419	—	(1,230)
Total TETRA	$15,423	$4,045	$19,468	$12,201	$38,909	$3,618	$74,196

	September 30, 2014
	Income (loss) Before Tax, As Reported	Impairments & Unusual Charges	Adjusted Income Before Tax	Interest Expense, net	Depreciation & Amortization	Stock Option Expense	Adjusted EBITDA
	(In Thousands)
Fluids Division	$16,541	$—	$16,541	$(129)	$8,460	$—	$24,872
Production Testing Division	3,426	—	3,426	29	7,434	—	10,889
Compression Division	(6,562)	13,204	6,642	4,998	13,533	482	25,655
Offshore Services Segment	601	—	601	—	3,376	—	3,977
Eliminations and other	3	—	3	—	(3)	—	—
Subtotal	14,009	13,204	27,213	4,898	32,800	482	65,393
Corporate and other	(15,867)	746	(15,121)	4,969	396	1,053	(8,703)
TETRA excl Maritech	(1,858)	13,950	12,092	9,867	33,196	1,535	56,690
Maritech	(22,969)	—	(22,969)	11	38	—	(22,920)
Total TETRA	$(24,827)	$13,950	$(10,877)	$9,878	$33,234	$1,535	$33,770

Schedule G: Non-GAAP Reconciliation to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In Thousands)
TETRA Consolidated
Cash from operations	$36,065	$11,317	$118,227	$51,937
ARO settlements	785	10,543	5,196	40,309
Capital expenditures, net of sales proceeds	(21,915)	(31,098)	(91,241)	(79,088)
Free cash flow before ARO settlements	14,935	(9,238)	32,182	13,158

CSI Compressco LP
Cash from operations	11,340	10,385	63,542	31,341
Capital expenditures, net of sales proceeds	(18,906)	(17,938)	(75,998)	(28,820)
Free cash flow	(7,566)	(7,551)	(12,456)	2,521

TETRA Only
Cash from operations	24,725	932	54,685	20,596
ARO settlements	785	10,543	5,196	40,309
Capital expenditures, net of sales proceeds	(3,009)	(13,160)	(15,243)	(50,268)
Free cash flow before ARO settlements	22,501	(1,685)	44,638	10,637
Distributions from CSI Compressco LP	7,675	5,889	22,667	17,639
Free cash flow before ARO settlements and after distributions from CSI Compressco LP	$30,176	$4,204	$67,305	$28,276

TETRA only full year 2015 projected cash flow from operations of $71 million less anticipated full year 2015 TETRA only capital expenditures of $21 million plus $30 million of full year 2015 distributions from CSI Compressco LP equals $80 million in projected TETRA 2015 free cash flow.

Schedule H: Reconciliation of TETRA Net Debt

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP. The Company defines net debt as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views net debt as a measure of TETRA's ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities. A reconciliation of total debt to net debt as of September 30, 2015 and December 31, 2014 is provided below.

	September 30, 2015	December 31, 2014
	(In Thousands)
TETRA Net Debt:
Total debt, excluding CSI Compressco LP debt	$331,125	$395,074
Less: cash, excluding CSI Compressco LP cash	(7,173)	(14,318)
Net debt	$323,952	$380,756